                                                                      Exhibit 12

                       Williams Holdings of Delaware, Inc.
                Computation of Ratio of Earnings to Fixed Charges
                              (Dollars in millions)


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
                                                                                  Nine months ended
                                                                                  September 30, 1998
                                                                                  ------------------

Earnings:
   Income before income taxes                                                           $  58.9
   Add:
      Interest expense - net                                                               92.9
      Rental expense representative of interest factor                                     16.2
      Minority interest in income of consolidated subsidiaries                              5.5
      Other                                                                                18.0
                                                                                        -------

         Total earnings as adjusted plus fixed charges                                  $ 191.5
                                                                                        =======

Fixed charges:
   Interest expense - net                                                               $  92.9
   Capitalized interest                                                                    25.4
   Rental expense representative of interest factor                                        16.2
                                                                                        -------

         Total fixed charges                                                            $ 134.5
                                                                                        =======

Ratio of earnings to fixed charges                                                         1.42
                                                                                        =======
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